UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 13, 2012 (August 8, 2012)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Ninth Amendment to Second Amended and Restated Credit Agreement

On August 8, 2012, Magnum Hunter Resources Corporation (the “Company”) entered into the Ninth Amendment to Second Amended and Restated Credit Agreement (the “Ninth Amendment”), by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto.

The Second Amended and Restated Credit Agreement (the “Credit Agreement”) provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing April 13, 2016, with a previously existing borrowing base of $212.5 million. The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves and, based on such redeterminations, the borrowing base can be increased or decreased up to a maximum commitment level of $750 million.

Pursuant to the Ninth Amendment, and based on an increase in the Company’s proved reserves as of June 30, 2012, the Company’s borrowing base has been increased to $260 million from $212.5 million. The Ninth Amendment also modifies the debt incurrence negative covenant to increase the aggregate principal amount of senior notes permitted from $500 million to $550 million. Additionally, the Ninth Amendment modifies the negative covenant related to cash dividends declared and paid on the Company’s Series C and Series D preferred stock by increasing the permitted amount of such dividend paid in a calendar year from $20 million to $25 million. The Ninth Amendment also amends certain other provisions of the Credit Agreement as set forth therein.

The foregoing description of the Ninth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Ninth Amendment as well as the complete text of the Credit Agreement. The Ninth Amendment is attached hereto as Exhibit 10.1, and is incorporated herein by reference. A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2011. Copies of the First, Second, Third, Fourth, Fifth, Sixth, Seventh and Eight Amendments to the Credit Agreement were filed as Exhibits 10.1, 10.1, 10.2, 10.1, 10.1, 10.1, 10.2 to Current Reports on Form 8-K filed with the SEC on July 19, 2011, August 18, 2011, October 4, 2011, December 12, 2011, February 21, 2012 and May 8, 2012, respectively, and Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Form 8-K is also incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Ninth Amendment to Second Amended and Restated Credit Agreement, dated August 8, 2012, by and among the Company, Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: August 13, 2012	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title	Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Ninth Amendment to Second Amended and Restated Credit Agreement, dated August 8, 2012, by and among the Company, Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto

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